Exhibit 99.1

FOR IMMEDIATE RELEASE July 25, 2017

CenterState Banks, Inc. Announces

Second Quarter 2017 Earnings Results

(all amounts are in thousands of dollars, except per share data, or unless otherwise noted)

WINTER HAVEN, FL. – July 25, 2017 - CenterState Banks, Inc. (Nasdaq: CSFL) reported net income of $15,233, or diluted earnings per share of $0.26, for the second quarter of 2017, as compared to net income of $16,600 for the first quarter of 2017.   Other highlights for the second quarter of 2017 include the following:

•

The Company completed the acquisitions of both Platinum Bank Holding Company (“Platinum”) and Gateway Financial Holdings of Florida, Inc. (“Gateway”), successfully converted both banks into the Company’s core system and consolidated 7 of the 16 newly acquired branches increasing our average branch size to $70 million in deposits. Acquired loans from these transactions totalled $1,022,824 and assumed deposits totalled $1,228,632.

•

Net loan growth in the second quarter equalled 12% annualized, excluding loans the Company acquired in the Platinum and Gateway transactions.  The Company’s loan to deposit ratio increased to 85%, from 82% in the first quarter of 2017 and 77% in the second quarter of 2016.

•

Tax equivalent net interest margin (“NIM”) (Non-GAAP) increased to 4.38% for the current quarter, compared to 4.28% for the previous quarter, mainly attributable to an 18 basis point increase in the Company’s NIM when excluding accretion from purchased credit impaired (“PCI”) loans.

•	Non-interest income of $16,974 increased by $2,472, or 17%, compared to the previous quarter, mainly due to an increase in correspondent banking and capital markets division income.

•

The effective tax rate for the current quarter decreased to 28.4% due to excess tax benefits on the exercise of stock options, resulting in a reduction of income tax expense of approximately $1,119 and lower pre-tax income due to merger related expenses.

•

The Company’s current quarter’s net income was impacted by merger related expenses of $6,769, net of tax, or $0.11 per share diluted, compared to the net income in the first quarter of 2017 which was impacted by merger-related expenses of $607, net of tax.  Merger-related expenses, which represent direct severance, system terminations, and legal and professional fees that are not duplicative of current operations, incurred during the current quarter impacted return on average assets by 0.47%, return on average tangible equity by 4.66% and the efficiency ratio by 11.9%.  Net income, excluding the impact of these merger-related charges, totalled $22,002 (Non-GAAP), representing diluted earnings per share of $0.37 (Non-GAAP), and our return on average assets, net of these expenses, was 1.37% (Non-GAAP).

	Three Months Ended
	June 30, 2017		March 31, 2017
		Excluding		Excluding
		Merger		Merger
		Related		Related
	As Reported	Expenses (1)	As Reported	Expenses (1)
Return on average assets	0.95%	1.37%	1.29%	1.34%
Return on average tangible common equity (Non-GAAP)	10.99%	15.65%	14.06%	14.56%
Earnings per share diluted	$0.26	$0.37	$0.32	$0.33
Efficiency ratio (Non-GAAP)	68.9%	57.0%	59.3%	57.9%

(1)	See reconciliation tables starting on page 8, Explanation of Certain Unaudited Non-GAAP Financial Measures.

Subsequent Event

•	On July 20, 2017, the Company appointed David G. Salyers, head of Brand Activation Marketing for Chick-fil-A, Inc., to the Board of Directors of the Company.

Condensed Consolidated Income Statement (unaudited)

Condensed consolidated income statements (unaudited) are shown below for the periods indicated.

	Three Months Ended					Six Months Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Interest income
Loans	$56,619	$44,249	$44,085	$41,445	$40,977	$100,868	$78,095
Investment securities	7,289	6,203	5,531	5,746	5,710	13,492	11,552
Federal Funds sold and other	836	651	539	512	622	1,487	1,160
Total interest income	64,744	51,103	50,155	47,703	47,309	115,847	90,807
Interest expense
Deposits	2,619	1,897	1,892	1,821	1,740	4,516	3,221
Securities sold under agreement to repurchase	47	30	23	25	28	77	55
Federal Funds purchased	728	537	393	240	250	1,265	521
Corporate debentures	333	318	313	298	294	651	538
Interest expense	3,727	2,782	2,621	2,384	2,312	6,509	4,335
Net interest income	61,017	48,321	47,534	45,319	44,997	109,338	86,472
Provision for loan losses	1,899	995	2,266	1,275	911	2,894	1,421
Net interest income after loan loss provision	59,118	47,326	45,268	44,044	44,086	106,444	85,051

Correspondent banking and capital markets division income	8,063	6,449	8,091	7,528	9,291	14,512	18,066
Gain on sale of securities available for sale	—	—	—	13	—	—	—
FDIC- IA (negative accretion) (1)	—	—	—	—	—	—	(1,166)
FDIC- revenue (1)	—	—	—	—	—	—	96
Gain on early extinguishment of debt	—	—	—	—	—	—	308
All other non interest income	8,911	8,053	9,065	8,140	7,680	16,964	14,228
Total non interest income	16,974	14,502	17,156	15,681	16,971	31,476	31,532

Correspondent banking and capital markets division-expense	5,544	4,746	5,987	5,456	6,159	10,290	11,941
Credit related expenses	876	655	624	187	611	1,531	970
Merger related expenses	9,458	870	272	—	—	10,328	11,172
Termination of FDIC loss share agreements (1)	—	—	—	—	—	—	17,560
All other non interest expense	38,931	31,772	31,301	30,752	30,279	70,703	58,259
Total non interest expense	54,809	38,043	38,184	36,395	37,049	92,852	99,902

Income before income tax	21,283	23,785	24,240	23,330	24,008	45,068	16,681
Income tax provision	6,050	7,185	8,213	7,946	8,274	13,235	5,751
Net income	$15,233	$16,600	$16,027	$15,384	$15,734	$31,833	$10,930
Net income allocated to common shares	$15,200	$16,559	$15,970	$15,324	$15,672	$31,759	$10,887

Earnings per share – Basic	$0.26	$0.33	$0.33	$0.32	$0.33	$0.58	$0.23
Earnings per share – Diluted	$0.26	$0.32	$0.33	$0.32	$0.32	$0.57	$0.23
Dividends per share	$0.06	$0.06	$0.04	$0.04	$0.04	$0.12	$0.08
Average common shares outstanding (basic)	58,307	50,632	47,870	47,821	47,782	54,490	46,968
Average common shares outstanding (diluted)	59,370	51,408	48,800	48,603	48,454	55,397	47,620
Common shares outstanding at period end	60,003	51,126	48,147	48,017	47,996	60,003	47,996
Effective tax rate	28.43%	30.21%	33.88%	34.06%	34.46%	29.37%	34.48%

(1)

In February 2016, the Company terminated all existing loss share agreements with the FDIC.  As a result, the Company wrote off the remaining indemnification asset and the claw back liability, received cash from the FDIC, and recognized a net loss on the transaction of approximately $17,560 during the first quarter of 2016.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

Presented below are condensed consolidated balance sheets for the periods indicated.

	Ending Balance
Condensed Consolidated Balance Sheets	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Assets
Cash and due from banks	$87,277	$65,114	$66,368	$37,460	$60,522
Fed funds sold and Fed Res Bank deposits	211,037	214,369	109,286	161,406	223,533
Trading securities	1,934	—	12,383	2,166	—
Investment securities, available for sale	868,334	819,352	740,702	761,648	744,575
Investment securities, held to maturity	238,798	243,812	250,543	263,692	267,082
Loans held for sale	8,959	2,637	2,285	2,333	4,329
Loans:
Originated loans	2,610,859	2,397,021	2,250,631	2,069,272	1,905,566
Acquired loans	1,856,310	946,925	993,192	1,027,922	1,072,542
PCI loans	179,364	176,058	185,924	197,288	216,859
Total gross loans	4,646,533	3,520,004	3,429,747	3,294,482	3,194,967
Allowance for loan losses	(30,132)	(27,819)	(27,041)	(25,499)	(24,172)
Loans, net of allowance	4,616,401	3,492,185	3,402,706	3,268,983	3,170,795
Premises and equipment, net	140,820	115,400	114,815	114,567	116,129
Goodwill	257,683	106,028	106,028	105,492	105,492
Core deposit intangible	26,217	14,785	15,510	16,267	17,023
Bank owned life insurance	115,234	99,065	98,424	97,767	97,109
OREO	6,422	7,201	7,090	9,005	12,311
Deferred income tax asset, net	58,841	56,792	63,208	58,614	62,774
Other assets	129,522	92,256	89,211	115,112	113,615
Total Assets	$6,767,479	$5,328,996	$5,078,559	$5,014,512	$4,995,289

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,926,047	$1,585,963	$1,426,624	$1,406,030	$1,486,600
Interest bearing	990,242	893,945	917,004	814,123	763,614
Total checking accounts	2,916,289	2,479,908	2,343,628	2,220,153	2,250,214
Money market accounts	1,178,109	910,056	900,532	903,697	927,997
Savings deposits	519,964	384,202	362,947	352,547	347,631
Time deposits	861,093	522,957	545,437	579,537	606,294
Total deposits	$5,475,455	$4,297,123	$4,152,544	$4,055,934	$4,132,136
Federal funds purchased	256,611	268,377	261,986	258,329	174,116
Other borrowings	73,089	63,882	54,385	52,788	56,432
Other liabilities	72,066	65,213	57,187	94,690	94,634
Common stockholders’ equity	890,258	634,401	552,457	552,771	537,971
Total Liabilities and
Stockholders' Equity	$6,767,479	$5,328,996	$5,078,559	$5,014,512	$4,995,289

LOANS

Total loans increased $103,705 during the quarter, for an annualized growth rate of approximately 12% excluding loans acquired in the Platinum and Gateway transactions.  The acquisition date fair value of loans acquired from those two acquisitions totalled approximately $1,022,824.   The loan to deposit ratio increased to 84.9% from 81.9% in the prior quarter, and from 77.3% in the same quarter in 2016.

The loan origination pipeline totalled approximately $548 million at June 30, 2017, compared to $460 million at March 31, 2017.

DEPOSITS

Total deposits decreased by $50,300, or approximately 5% on an annualized basis, during the current quarter, excluding deposit balances assumed in the Platinum and Gateway transactions. The acquisition date fair value of the deposits assumed from the two acquisitions totalled approximately $1,228,632.  The decrease in deposits during the current quarter primarily represents non-interest bearing commercial checking accounts returning to more normalized levels after the large increase that occurred in the first quarter.  Total checking account balances represent 53% of total deposits.  The overall cost of total deposits (i.e. includes non-interest bearing checking accounts) during the current quarter totalled 0.20%, compared to 0.18% in the previous quarter.

SELECTED CONSOLIDATED FINANCIAL DATA

The table below summarizes selected financial data for the periods presented.

	Three Months Ended					Six Months Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Selected financial data
Return on average assets (annualized)	0.95%	1.29%	1.25%	1.22%	1.27%	1.10%	0.47%
Return on average equity (annualized)	7.27%	10.92%	11.51%	11.21%	11.96%	8.81%	4.28%
Return on average tangible equity (annualized) (Non-GAAP) (1)	10.99%	14.06%	15.26%	14.95%	16.14%	12.39%	11.65%
Efficiency ratio (tax equivalent) (Non-GAAP) (1)	68.9%	59.3%	58.1%	58.7%	59.0%	64.6%	69.1%
Dividend payout	23.1%	18.8%	12.1%	12.5%	12.5%	21.1%	34.8%
Loan / deposit ratio	84.9%	81.9%	82.6%	81.2%	77.3%
Stockholders’ equity (to total assets)	13.2%	11.9%	10.9%	11.0%	10.8%
Common equity per common share	$14.84	$12.41	$11.47	$11.51	$11.21
Tangible common equity per common share (Non-GAAP) (1)	$10.09	$10.03	$8.93	$8.96	$8.64
Common tangible equity (to total tangible assets) (Non-GAAP) (1)	9.3%	9.8%	8.7%	8.8%	8.5%
Tier 1 capital (to average assets)	10.0%	10.4%	9.1%	9.0%	8.7%

(1)	See reconciliation tables starting on page 8, Explanation of Certain Unaudited Non-GAAP Financial Measures.

NET INTEREST MARGIN (“NIM”)

The Company’s NIM increased 10 basis points from 4.28% in the previous quarter to 4.38% during the current quarter, due to higher loan and securities yields with a stable cost of deposits of 0.20%.  PCI accretion impacted the Company’s NIM by 43 basis points during the current quarter compared to 51 basis points in the prior quarter.  The tax equivalent yield on new loan production, which increased by 26 basis points from 4.05% in the prior quarter to 4.31% during the current quarter, resulted in an increase in the loan yields.  In addition, the increase in short term interest rates had a positive impact on the Company’s floating rate loans, which represent 31% of the total loan portfolio.

The table below summarizes yields and costs by various interest earning asset and interest bearing liability account types for the current quarter, the previous calendar quarter and the same quarter last year.

	Three Months Ended
	June 30, 2017			Mar. 31, 2017			June 30, 2016
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rate	Balance	Inc/Exp	Rate	Balance	Inc/Exp	Rate
Loans (1)	$4,235,557	$48,922	4.63%	$3,300,971	$36,474	4.48%	$2,949,651	$33,255	4.53%
PCI loans	181,207	8,559	18.95%	182,510	8,525	18.94%	225,584	8,047	14.35%
Taxable securities	977,856	5,961	2.45%	861,031	5,001	2.36%	879,774	4,767	2.18%
Tax -exempt securities (1)	155,550	1,975	5.09%	155,550	1,791	4.67%	121,737	1,423	4.70%
Fed funds sold and other	180,261	836	1.86%	204,125	651	1.29%	272,635	622	0.92%
Tot. interest earning assets (1)	$5,730,431	$66,253	4.64%	$4,704,187	$52,442	4.52%	$4,449,381	$48,114	4.35%

Non-interest earnings assets	726,950			511,328			532,867
Total Assets	$6,457,381			$5,215,515			$4,982,248

Interest bearing deposits	$3,324,382	$2,619	0.32%	$2,704,860	$1,897	0.28%	$2,626,668	$1,740	0.27%
Fed funds purchased	253,851	692	1.09%	259,831	537	0.84%	188,663	244	0.52%
Other borrowings	56,414	83	0.59%	34,612	30	0.35%	33,315	34	0.41%
Corporate debentures	26,045	333	5.13%	25,987	318	4.96%	25,811	294	4.58%
Total interest bearing liabilities	$3,660,692	$3,727	0.41%	$3,025,290	$2,782	0.37%	$2,874,457	$2,312	0.32%

Non-interest bearing deposits	1,891,968			1,508,058			1,506,762
All other liabilities	64,668			65,899			71,935
Shareholders' equity	840,053			616,268			529,094
Total liabilities and shareholders' equity	$6,457,381			$5,215,515			$4,982,248

Net Interest Spread (1)			4.23%			4.15%			4.03%
Net Interest Margin (1)			4.38%			4.28%			4.14%

(1)	Tax equivalent yield (Non-GAAP); see reconciliation tables starting on page 8, Explanation of Certain Unaudited Non-GAAP Financial Measures.

CREDIT QUALITY AND ALLOWANCE FOR LOAN LOSSES

Non-performing assets (“NPAs”) totalled $26,469 at June 30, 2017, compared to $24,888 at March 31, 2017.  The net increase in NPAs resulted from additions to nonaccrual loans of approximately $2.3 million.  The majority of the loans transferred to nonaccrual during the current quarter are loans in the process of being renewed.  NPAs as a percentage of total assets declined to 0.39% at June 30, 2017, compared to 0.47% at March 31, 2017.

The table below summarizes selected credit quality data for the periods indicated.

	Ending Balance
Non-Performing Assets (1)	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Non-accrual loans	$19,916	$17,569	$19,003	$19,704	$25,035
Past due loans 90 days or more
and still accruing interest	—	—	—	—	—
Total non-performing loans (“NPLs”)	19,916	17,569	19,003	19,704	25,035
Other real estate owned (“OREO”)	6,422	7,201	7,090	9,005	12,311
Repossessed assets other than real estate	131	118	114	170	104
Total non-performing assets	$26,469	$24,888	$26,207	$28,879	$37,450

	Three Months Ended						Six Months Ended
Asset Quality Ratios (1)	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016		June 30, 2017		June 30, 2016
Non-performing loans as percentage of total loans	0.45%	0.53%	0.59%	0.64%	0.84%
Non-performing assets as percentage of total assets	0.39%	0.47%	0.52%	0.58%	0.75%
Non-performing assets as percentage of loans and
OREO plus other repossessed assets	0.59%	0.74%	0.81%	0.93%	1.25%
Loans past due 30 thru 89 days and accruing interest
as a percentage of total loans	0.27%	0.47%	0.58%	0.36%	0.41%
Allowance for loan losses as percentage of NPLs	149%	157%	140%	128%	96%
Net (recoveries) charge-offs	$(349)	$217	$724	$(118)	$(139)		$(132)		$(487)
Net (recoveries) charge-offs as a percentage of average
loans for the period on an annualized basis	(0.03%)	0.03%	0.09%	(0.02%)	(0.02%	)	(0.01%	)	(0.04%)

(1)  Excludes PCI loans.

The allowance for loan losses (“ALLL") totalled $30,132 at June 30, 2017, compared to $27,819 at March 31, 2017, an increase of $2,313 due to loan loss provision expense of $1,899 and net recoveries of $414. ALLL on originated loans increased $2,418 mainly due to the increase in loan balances.  The ALLL on acquired loans declined 16 basis points due to the addition of  loans acquired from Platinum and Gateway which equalled approximately $985,740, net of pay downs, at June 30, 2017.  The loans acquired from these two transacations were recorded at estimated fair value on the dates of acquisition. As such, there is no allowance for loan losses associated with these loans as of June 30, 2017.  The changes in the Company’s ALLL components between June 30, 2017 and March 31, 2017 are summarized in the table below (unaudited).

	June 30, 2017			March 31, 2017			Increase (Decrease)
	Loan	ALLL		Loan	ALLL		Loan	ALLL
	Balance	Balance	%	Balance	Balance	%	Balance	Balance
Originated loans	$2,593,576	$26,280	1.01%	$2,380,220	$24,129	1.01%	$213,356	$2,151	– bps
Impaired originated loans	17,283	850	4.92%	16,801	583	3.47%	482	267	145 bps
Total originated loans	2,610,859	27,130	1.04%	2,397,021	24,712	1.03%	213,838	2,418	1 bps

Acquired loans (2)	1,854,501	2,639	0.14%	945,120	2,769	0.29%	909,381	(130)	(15) bps
Impaired acquired loans (1)	1,809	—	—	1,805	40	2.22%	4	(40)	(222) bps
Total acquired loans	1,856,310	2,639	0.14%	946,925	2,809	0.30%	909,385	(170)	(16) bps

Total non-PCI loans	4,467,169	29,769		3,343,946	27,521		1,123,223	2,248
PCI loans	179,364	363		176,058	298		3,306	65
Total loans	$4,646,533	$30,132		$3,520,004	$27,819		$1,126,529	$2,313

(1)	These are loans that were acquired as performing loans that subsequently became impaired.
(2)

Performing acquired loans recorded at estimated fair value on the related acquisition dates.  The total net unamortized fair value adjustment at June 30, 2017 was approximately $23,260 or 1.2% of the aggregate outstanding related loan balances.

NON INTEREST INCOME

Non interest income of $16,974 increased $2,472 in the second quarter, of which $1,614 was due to the increase in correspondent banking and capital markets division income.  The table below summarizes the Company’s non-interest income for the periods indicated.

Condensed Consolidated Non Interest Income (unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Correspondent banking and capital markets division (1)	$6,868	$5,376	$7,016	$6,381	$8,049	$12,244	$15,420
Other correspondent banking related revenue (2)	1,195	1,073	1,075	1,147	1,242	2,268	2,646
Wealth management related revenue	891	893	815	892	795	1,784	1,530
Service charges on deposit accounts	3,822	3,575	3,729	3,770	3,329	7,397	6,065
Debit, prepaid, ATM and merchant card related fees	2,324	2,265	2,009	2,017	2,182	4,589	4,228
BOLI income	694	641	657	658	654	1,335	1,219
Gain on sale of bank properties held for sale	—	129	730	67	---	129	—
Other service charges and fees	1,180	550	1,125	736	720	1,730	1,186
Subtotal	$16,974	$14,502	$17,156	$15,668	$16,971	$31,476	$32,294
Gain on sale of securities available for sale	—	—	—	13	—	—	—
Gain on early extinguishment of debt	—	—	—	—	—	—	308
FDIC indemnification asset – amortization	—	—	—	—	—	—	(1,166)
FDIC indemnification income	—	—	—	—	—	—	96
Total Non Interest Income	$16,974	$14,502	$17,156	$15,681	$16,971	$31,476	$31,532

(1)

Includes gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.

(2)

Includes fees from safe-keeping activities, bond accounting services, asset/liability consulting services, international wires, clearing and corporate checking account services and other correspondent banking related revenue and fees.  The fees included in this category are less volatile than those described above in note 1.

NON INTEREST EXPENSES

Non interest expense increased $16,766 in the second quarter to $54,809 which is mainly attributed to the Platinum and Gateway transactions.  The Company incurred $9,458 of merger-related expenses in the current quarter.  In addition, the Company incurred increased salary and benefits expense, occupancy and depreciation expense, data processing expense and amortization of intangibles related to the acquired banks. The table below summarizes the Company’s non-interest expense for the periods indicated.

Condensed Consolidated Non Interest Expense (unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Salaries, wages and employee benefits	28,317	22,882	24,049	22,418	22,959	51,199	44,414
Occupancy expense	3,069	2,749	2,767	2,414	2,477	5,818	4,624
Depreciation of premises and equipment	1,837	1,684	1,659	1,629	1,588	3,521	3,085
Supplies, stationary and printing	434	354	320	341	380	788	679
Marketing expenses	1,078	852	909	700	826	1,930	1,516
Data processing expenses	2,419	1,826	1,814	1,761	1,765	4,245	3,292
Legal, auditing and other professional fees	932	888	901	904	949	1,820	1,852
Bank regulatory related expenses	891	727	779	863	968	1,618	1,778
Postage and delivery	491	428	420	423	486	919	841
ATM and debit card related expenses	863	706	713	725	816	1,569	1,412
Credit related expenses	876	655	624	187	611	1,531	970
Amortization of intangibles	1,042	762	791	791	814	1,804	1,492
Internet and telephone banking	503	518	651	559	628	1,021	1,192
Impairment (recovery) on bank property held for sale	430	77	116	616	(38)	507	418
Other expenses	2,169	2,065	1,399	2,064	1,820	4,234	3,605
Subtotal	45,351	37,173	37,912	36,395	37,049	82,524	71,170
Merger-related expenses	9,458	870	272	—	—	10,328	11,172
Termination of FDIC loss share agreements	—	—	—	—	—	—	17,560
Total Non Interest Expense	54,809	$38,043	$38,184	$36,395	$37,049	$92,852	$99,902

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

CORRESPONDENT BANKING AND CAPITAL MARKETS SEGMENT

The condensed quarterly results of the Company’s correspondent banking and capital markets segment are presented below.

Condensed Segment Information - Correspondent banking and capital markets division (unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Net interest income	$1,918	$2,095	$1,850	$1,625	$1,555	$4,013	$3,357
Provision for loan losses	37	29	24	28	(24)	66	(76)
Total non-interest income (1)	8,062	6,449	8,091	7,528	9,291	14,511	18,066
Total non-interest expense (2)	(5,544)	(4,746)	(5,987)	(5,456)	(6,159)	(10,290)	(11,941)
Income tax provision	(1,725)	(1,476)	(1,535)	(1,437)	(1,799)	(3,201)	(3,627)
Net income	$2,748	$2,351	$2,443	$2,288	$2,864	$5,099	$5,779
Contribution to diluted earnings per share	$0.05	$0.05	$0.05	$0.05	$0.06	$0.09	$0.12

Allocation of indirect expense net of
inter-company earnings credit, net of
income tax benefit (3)	$(202)	$(227)	$(280)	$(244)	$(232)	$(429)	$(574)
Contribution to diluted earnings per share after
deduction of allocated indirect expenses	$0.04	$0.04	$0.04	$0.04	$0.05	$0.08	$0.11

(1)

The primary component in this line item is gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees which were $6,868, $5,376, $7,016, $6,381 and $8,049 for the three months ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively, and $12,244 and $15,420 for the six months ended June 30, 2017 and 2016, respectively.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.  The remaining non interest income items in this category, which are less volatile, include fees from safe-keeping activities, bond accounting services, asset/liability consulting related activities, international wires, clearing and corporate checking account services, and other correspondent banking related revenue and fees.

(2)

A significant portion of these expenses are variable in nature and are a derivative of the income from bond sales, hedging services, brokering loans sales and related consulting services identified in note 1 above.  The variable expenses related to these fees identified in (1) above were $2,853, $2,342, $3,133, $2,908 and $3,491 for the three months ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively, and $5,195 and $6,843 for the six months ended June 30, 2017 and 2016, respectively.   Expenses in this line item do not include any indirect support allocation costs.

(3)

A portion of the cost of the Company’s indirect departments such as human resources, accounting, deposit operations, item processing, information technology, compliance and others have been allocated to the correspondent banking and capital markets division based on management’s estimates.  In addition, an inter-company earnings credit is allocated to the segment for services provided to the commercial bank segment, also based on management’s estimates and judgment.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”), including adjusted net income, adjusted net income per share diluted, adjusted return on average assets, return on average tangible equity, adjusted return on average tangible equity, adjusted efficiency ratio, adjusted non-interest income, adjusted non-interest expense, adjusted net-interest income, tangible common equity, tangible common equity to tangible assets, common tangible equity per common share, tax equivalent yields on loans, securities and earning assets, and tax equivalent net interest spread and margin, which we refer to “Non-GAAP financial measures.”  The tables below provide reconciliations between these Non-GAAP measures and net income, interest income, net interest income and tax equivalent basis interest income and net interest income, return on average assets, return on average equity, the efficiency ratio, total stockholders’ equity and tangible common equity, as applicable.

Management uses these Non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and enhance investors’ understanding of the Company’s core business and performance without the impact of merger-related expenses.  Accordingly, management believes it is appropriate to exclude merger-related expenses because those costs are specific to each acquisition, vary based upon the size, complexity and other specifics of each acquisition, and are not indicative of the costs to operate the Company’s core business.

Non-GAAP measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these Non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Reconciliation of GAAP to non-GAAP Measures (unaudited):

	Three months ended					Six months ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Adjusted net income (Non-GAAP)
Net income (GAAP)	$15,233	$16,600	$16,027	$15,384	$15,734	$31,833	$10,930
Gain on sale of securities available for sale, net of tax	—	—	—	(9)	—	—	—
Gain on early extinguishment of debt, net of tax	—	—	—	—	—	—	(202)
Termination of FDIC loss share agreements, net of tax	—	—	—	—	—	—	11,514
Merger-related expenses, net of tax	6,769	607	180	—	—	7,295	7,325
Adjusted net income (Non-GAAP)	$22,002	$17,207	$16,207	$15,375	$15,734	$39,128	$29,567

Adjusted net income per share - Diluted
Earnings per share - Diluted (GAAP)	$0.26	$0.32	$0.33	$0.32	$0.32	$0.57	$0.23
Effect to adjust for securities available for sale	—	—	—	—	—	—	—
Effect to adjust for early extinguishment of debt	—	—	—	—	—	—	—
Effect to adjust for termination of FDIC loss share agreements	—	—	—	—	—	—	0.24
Effect to adjust for merger-related expenses	0.11	0.01	—	—	—	0.14	0.15
Adjusted net income per share - Diluted (Non-GAAP)	$0.37	$0.33	$0.33	$0.32	$0.32	$0.71	$0.62

Adjusted return on average assets (Non-GAAP)
Return on average assets (GAAP)	0.95%	1.29%	1.25%	1.22%	1.27%	1.10%	0.47%
Effect to adjust for securities available for sale	—	—	—	—	—	—	—
Effect to adjust for early extinguishment of debt	—	—	—	—	—	—	(0.01%)
Effect to adjust for termination of FDIC loss share agreements	—	—	—	—	—	—	0.50%
Effect to adjust for merger-related expenses	0.42%	0.05%	0.01%	—	—	0.26%	0.31%
Adjusted return on average assets (Non-GAAP)	1.37%	1.34%	1.26%	1.22%	1.27%	1.36%	1.27%

Explanation of Certain Unaudited Non-GAAP Financial Measures (continued)

	Three months ended					Six months ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Return on average tangible equity (non-GAAP)
Net income (GAAP)	$15,233	$16,600	$16,027	$15,384	$15,734	$31,833	$10,930
Gain on early extinguishment of debt, net of tax	—	—	—	—	—	—	(202)
Termination of FDIC loss share agreements, net of tax	—	—	—	—	—	—	11,514
Amortization of intangibles, net of tax	746	532	523	522	533	1,274	978
Adjusted net income for average tangible equity (Non-GAAP)	$15,979	$17,132	$16,550	$15,906	$16,267	$33,107	$23,220

Average stockholders' equity (GAAP)	$840,053	$616,268	$553,997	$546,023	$529,094	$728,779	$513,258
Average goodwill	(232,026)	(106,028)	(105,760)	(105,492)	(105,492)	(169,375)	(96,013)
Average core deposit intangible	(24,118)	(15,148)	(15,889)	(16,645)	(17,413)	(19,698)	(15,779)
Average other intangibles	(962)	(769)	(759)	(751)	(785)	(867)	(805)
Average tangible equity (Non-GAAP)	$582,947	$494,323	$431,589	$423,135	$405,404	$538,839	$400,661

Return on average tangible equity (annualized) (Non-GAAP)	10.99%	14.06%	15.26%	14.95%	16.14%	12.39%	11.65%

Adjusted return on average tangible equity (non-GAAP)
Return on average tangible equity (Non-GAAP)	10.99%	14.06%	15.26%	14.95%	16.14%	12.39%	11.65%
Effect to adjust for merger-related expenses	4.66%	0.50%	0.17%	—	—	2.73%	3.68%
Adjusted return on average tangible equity (Non-GAAP)	15.65%	14.56%	15.43%	14.95%	16.14%	15.12%	15.33%

Efficiency ratio (tax equivalent) (Non-GAAP)
Non interest income (GAAP)	$16,974	$14,502	$17,156	$15,681	$16,971	$31,476	$31,532
Gain on early extinguishment of debt	—	—	—	—	—	—	(308)
Adjusted non interest income (Non-GAAP)	$16,974	$14,502	$17,156	$15,681	$16,971	$31,476	$31,224

Net interest income before provision (GAAP)	$61,017	$48,321	$47,534	$45,319	$44,997	$109,338	$86,472
Total tax equivalent adjustment	1,509	1,339	1,036	949	805	2,848	1,480
Adjusted net interest income (Non-GAAP)	$62,526	$49,660	$48,570	$46,268	$45,802	$112,186	$87,952

Non interest expense (GAAP)	$54,809	$38,043	$38,184	$36,395	$37,049	$92,852	$99,902
Termination of FDIC loss share agreements	—	—	—	—	—	—	(17,560)
Adjusted non interest expense (Non-GAAP)	$54,809	$38,043	$38,184	$36,395	$37,049	$92,852	$82,342

Efficiency ratio (tax equivalent) (Non-GAAP)	68.9%	59.3%	58.1%	58.7%	59.0%	64.6%	69.1%
Effect to adjust for merger-related expenses	(11.9%)	(1.4%)	(0.4%)	—	—	(7.2%)	(9.4%)
Adjusted efficiency ratio (Non-GAAP)	57.0%	57.9%	57.7%	58.7%	59.0%	57.4%	59.7%

Explanation of Certain Unaudited Non-GAAP Financial Measures (continued)

	Endng Balance
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Tangible common equity (Non-GAAP)
Total stockholders' equity (GAAP)	$890,258	$634,401	$552,457	$552,771	$537,971
Goodwill	(257,683)	(106,028)	(106,028)	(105,492)	(105,492)
Core deposit intangible	(26,217)	(14,785)	(15,510)	(16,267)	(17,023)
Other intangibles	(1,011)	(754)	(784)	(733)	(768)
Tangible common equity (Non-GAAP)	$605,347	$512,834	$430,135	$430,279	$414,688

Total assets (GAAP)	$6,767,479	$5,328,996	$5,078,559	$5,014,512	$4,995,289
Goodwill	(257,683)	(106,028)	(106,028)	(105,492)	(105,492)
Core deposit intangible	(26,217)	(14,785)	(15,510)	(16,267)	(17,023)
Other intangibles	(1,011)	(754)	(784)	(733)	(768)
Total tangible assets (Non-GAAP)	$6,482,568	$5,207,429	$4,956,237	$4,892,020	$4,872,006

Tangible common equity to tangible assets (Non-GAAP)	9.3%	9.8%	8.7%	8.8%	8.5%
Common tangible equity per common share (Non-GAAP)	$10.09	$10.03	$8.93	$8.96	$8.64
Common shares outstanding at period end	60,003	51,126	48,147	48,017	47,996

	Three months ended
	June 30, 2017	Mar. 31, 2017	June 30, 2016
Tax equivalent yields (Non-GAAP)
Loans, excluding PCI loans	$48,060	$35,724	$32,930
PCI loans	8,559	8,525	8,047
Taxable securities	5,961	5,001	4,767
Tax -exempt securities	1,328	1,202	943
Fed funds sold and other	836	651	622
Interest income (GAAP)	$64,744	$51,103	$47,309
Tax equivalent adjustment for Non-PCI loans	862	750	325
Tax equivalent adjustment for tax-exempt securities	647	589	480
Tax equivalent adjustments	1,509	1,339	805
Interest income (tax equivalent) (Non-GAAP)	$66,253	$52,442	$48,114

Net interest income (GAAP)	$61,017	$48,321	$44,997
Tax equivalent adjustments	1,509	1,339	805
Net interest income (tax equivalent) (Non-GAAP)	$62,526	$49,660	$45,802

Yield on Non-PCI loans	4.55%	4.39%	4.49%
Effect from tax equivalent adjustment	0.08%	0.09%	0.04%
Yield on Non-PCI loans - tax equivalent (Non-GAAP)	4.63%	4.48%	4.53%

Yield on securities	2.58%	2.47%	2.29%
Effect from tax equivalent adjustment	0.23%	0.23%	0.19%
Yield on securities - tax equivalent (Non-GAAP)	2.81%	2.71%	2.49%

Yield on interest earning assets (GAAP)	4.53%	4.41%	4.28%
Effect from tax equivalent adjustments	0.11%	0.12%	0.07%
Yield on interest earning assets - tax equivalent (Non-GAAP)	4.64%	4.52%	4.35%

Net interest spread (GAAP)	4.12%	4.04%	3.96%
Effect for tax equivalent adjustments	0.11%	0.12%	0.07%
Net interest spread (Non-GAAP)	4.23%	4.15%	4.03%

Net interest margin (GAAP)	4.27%	4.17%	4.07%
Effect from tax equivalent adjustments	0.11%	0.12%	0.07%
Net interest margin - tax equivalent (Non-GAAP)	4.38%	4.28%	4.14%

About CenterState Banks, Inc.

The Company, headquartered in Winter Haven, Florida between Orlando and Tampa, is a financial holding company with one nationally chartered bank, CenterState Bank, N.A.  Presently, the Company operates through its network of 78 branch banking offices located in 28 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers.  The Company also provides correspondent banking and capital market services to over 600 community banks nationwide.

For additional information contact John C. Corbett (CEO), Stephen D. Young (COO) or Jennifer L. Idell (CFO) at 863-293-4710.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This report contains forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.

Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016, and otherwise in our SEC reports and filings.